UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 16th Floor

New York, New York 10154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2025, Blackstone Infrastructure Strategies L.P., a Delaware limited partnership (the “Fund”), organized to invest primarily in infrastructure equity, secondaries and credit strategies (collectively, “Infrastructure Investments”), leveraging the talent and investment capabilities of Blackstone Inc.’s (“Blackstone”) infrastructure platform, entered into an investment management agreement (the “Investment Management Agreement”) with Blackstone Infrastructure Advisors L.L.C. (the “Investment Manager” and together with the General Partner (as defined below), the “Sponsor”). A description of the Investment Management Agreement was included under “Part I, Item 1. Business—(c) Description of Business—Investment Management Agreement” of the Fund’s Post-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on November 13, 2024. Such description is incorporated by reference herein.

Effective January 2, 2025, the Fund entered into an unsecured, uncommitted line of credit (“Line of Credit”) up to a maximum amount of $300.0 million with Blackstone Holdings Finance Co. L.L.C. (“Finco”), an affiliate of Blackstone. The Line of Credit expires on January 2, 2026, subject to one-year extension options requiring Finco’s approval. The interest rate on the unpaid balance of the principal balance amount of each loan is the then-current borrowing rate offered by a third-party lender, or, if no such rate is available, the applicable Secured Overnight Financing Rate (“SOFR”) plus 3.50%. Each advance under the Line of Credit is repayable on the earliest of (a) the expiration of the Line of Credit, (b) Finco’s demand and (c) the date on which the Investment Manager no longer acts as investment manager to the Fund, provided that the Fund will have 180 days to make such repayment in the cases of clauses (a) and (b) and 45 days to make such repayment in the case of clause (c). To the extent the Fund has not repaid all loans and other obligations under the Line of Credit after a repayment event has occurred, the Fund is obligated to apply the net cash proceeds from its offering and any sale or other disposition of assets to the repayment of such loans and other obligations; provided that the Fund will be permitted to (w) make distributions to avoid any entity level tax, (x) make payments to fulfill any repurchase requests of the Fund or any of its feeder vehicles pursuant to any established unit repurchase plans, (y) use funds to close any investment to which the Fund committed prior to receiving a demand notice and (z) make distributions to its unitholders or shareholders at per unit or per share levels consistent with the immediately preceding fiscal quarter. The Line of Credit also permits voluntary prepayment of principal and accrued interest without any penalty other than customary SOFR breakage costs. The Line of Credit contains customary events of default. As is customary in such financings, if an event of default occurs under the Line of Credit, Finco may accelerate the repayment of amounts outstanding under the Line of Credit and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The foregoing summary descriptions of the Investment Management Agreement and Line of Credit do not purport to be complete and are qualified in their entirety by reference to the Investment Management Agreement and Line of Credit, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K related to the Line of Credit is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On January 2, 2025, the Fund sold unregistered limited partnership units (the “Units”) of the Fund for aggregate consideration of over $1.0 billion. The following table details the Units sold:

Class	Number of Units Sold(1)(2)	Aggregate Consideration(1)(2)
Class I	26,867,476	$671,686,902
Class S	14,365,972	$359,149,292
Class D	1,059,652	$26,491,290

(1)

Includes 786,000 Class I Units purchased by Blackstone Infrastructure Strategies Associates L.P., the Fund’s general partner (the “General Partner”), for aggregate consideration of approximately $19.7 million.

(2)	In connection with the Fund’s first closing, a portion of the aggregate consideration used to purchase Units on behalf of purchasing investors was contributed by the Sponsor from its own resources.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Infrastructure Strategies (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, Blackstone employees and the General Partner.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2025, the Fund entered into an Amended and Restated Limited Partnership Agreement (the “A&R LPA”), with the General Partner, and each of the Fund’s limited partners. A description of the A&R LPA was included under “Part I, Item 1. Business—(c) Description of Business—Partnership Agreement” of the Fund’s Post-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on November 13, 2024. Such description is incorporated by reference herein.

The foregoing summary description of the A&R LPA does not purport to be complete and is qualified in its entirety by reference to the A&R LPA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

As of January 8, 2025, the Fund’s portfolio consists of Infrastructure Investments, debt and other securities, and future commitments to acquire Infrastructure Investments totaling up to approximately $1.6 billion. The Fund’s Infrastructure Investments span across equity, secondaries and credit assets, providing exposure to over 20 underlying infrastructure platforms and portfolio companies.1

The Fund acquired these investments and commitments from Finco and its affiliates pursuant to the Warehousing Agreement (the “Warehousing Agreement”) dated August 27, 2024, among the Fund, the Investment Manager, in its capacity as investment manager and not for its own account, and Finco. As of January 8, 2025, approximately $455 million of future commitments to acquire Infrastructure Investments remained in the warehouse pursuant to the Warehousing Agreement. A description of the Warehousing Agreement was included under “Part I, Item 1A. Risk Factors—Potential Conflicts of Interest—Risk related to Transactions under the Warehouse Agreement” of the Fund’s Post-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on November 13, 2024. Such description is incorporated by reference herein.

Any investments that have closed but not yet funded are subject to customary funding requirements. There can be no assurance that committed but not yet closed transactions will close as expected or at all. The Fund’s obligation to purchase additional warehoused investments from Finco is contingent upon BXINFRA raising sufficient capital to purchase such assets as determined by the Investment Manager.

[1]

Includes Infrastructure Investments held through fund interests. On an invested basis, approximately 20% of the Fund’s Infrastructure Investment portfolio is comprised of fund interests in Blackstone’s infrastructure funds and a diversified secondaries portfolio.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Limited Partnership Agreement

10.1	Investment Management Agreement

10.2	Line of Credit Agreement

104	Cover Page Interactive Data File, formatted in Inline XBRL

Forward-Looking Statement Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Fund believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Fund’s Post-Effective Amendment No. 1 to its Registration Statement on Form 10 filed November 13, 2024, as such factors may be updated from time to time in the Fund’s periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in the Fund’s public filings. The forward-looking statements speak only as of the date of this report, and, except as otherwise required by federal securities laws, the Fund undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: January 8, 2025	By:	/s/ Kate O’Neil
	Name:	Kate O’Neil
	Title:	Chief Legal Officer